Exhibit 32.1

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S. C. § 1350, as adopted), Jane Shaw, the Chief Executive Officer of Aerogen, Inc. (the “Company”), and Robert Breuil, the Chief Financial Officer of the Company, each hereby certifies that, to the best of his or her knowledge:

1.                 The Company’s Annual Report on Form 10-K/A for the period ended December 31, 2004, to which this Certification is attached as Exhibit 32.1 (the “Annual Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

2.                 The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This Certification accompanies the Annual Report to which it relates, is not deemed filed with the Securities and Exchange Commission (the “SEC”) and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date of the Annual Report), irrespective of any general incorporation language contained in such filing. A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.

April 15, 2005

/s/ JANE E. SHAW	/s/ ROBERT S. BREUIL
Jane E. Shaw	Robert S. Breuil
Chief Executive Officer	Chief Financial Officer